                                   EXHIBIT 4


                              CONSULTING AGREEMENT

         This agreement ("Agreement") is made and entered into this 19th day of February, 1999 between American Artists Film Corporation, a Missouri corporation (the "Company") and Fontenelle, LLC ("Consultant"), a Nevada limited liability company.

                                    RECITALS

         A. The Company is a multi-faceted entertainment company committed to the creation, production and distribution of original, innovative programming and films for a variety of media. The Company has also developed a concept for the installation and operation of a network of large screen video display ("LSVD") units.

         B. The Consultant is generally knowledgeable in the areas of business operations and plan implementation, possesses a high level of experience in the entertainment/LSVD industry and is experienced in evaluating and developing strategic business plans.

         C. The Company wishes to engage the Consultant on a nonexclusive basis as an independent contractor to utilize Consultant's general business and entertainment/LSVD industry experience and contacts and to further develop and refine its strategic business plan.

         D. The Consultant is willing to be so retained on the terms and conditions as set forth in this Agreement.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

         1. Engagement. The Company hereby retains and engages Consultant to perform the following consulting services (the "Consulting Services"):

                  a. Review and evaluate the Company's current business plan and remain knowledgeable about the contents thereof;

                  b. Work with the Company's management to develop and prepare a detailed strategic business plan as well as periodically revise said plan as required during the Term of this Agreement;

                  c. Provide general strategic advice and consultation to the Company's management on all matters pertaining to the business of the Company, and;

                  d. Provide introductions to entertainment/LSVD industry contacts.

         2. Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing any and all capital formation and/or public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing.

         3. Consideration. As full and complete consideration for the performance by the Consultant of the Consulting Services, the Company will issue to the Consultant 800,000 shares of the Company's Class A common stock, $0.001 par value (the "Shares"). In the event that Consultant does not completely perform the Consulting Services (for any reason, including the death or incapacity of Consultant), then for each month that Consultant does not perform the Consulting Services during the Term, one sixth (1/6) of the Shares (as adjusted for stock splits, reverse stock splits, stock dividends or distributions or other reclassifications of the Company's capital stock) shall be returned to the Company and canceled. Consultant agrees to purchase shares in the open market, if necessary, to fulfill such obligation to return shares to the Company.

                   The Shares will be issued as soon as practicable following execution of this Agreement and the filing of a registration statement under the Securities Act of 1933, as amended, on Form S-8 (or other available form) covering the issuance of the Shares to Consultant.

         4. Term. This Agreement shall be effective for a term of six (6) months starting from the date first written above unless sooner terminated upon mutual written agreement of the parties hereto.

         5. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement from the Company unless such expenses are pre-approved by the Company.

         6. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any terms of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

         7. Company's Liability. The Consultant agrees to defend, indemnify, and hold the Company harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

         8. Representations. The Consultant makes the following representations:

                  (a) Consultant has no prior or existing legally binding obligations that are in conflict with its entering into this Agreement;

                  (b) Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;

                  (c) Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

                  (d) Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

                  (e) Consultant is either properly registered as, or exempt from registration, as a broker-dealer or an investment advisor;

                  (f) Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that it has implemented internal control procedures designed to reasonably to insure that it and none of its employees, agents, consultants or affiliates, trade in the securities of client companies while in possession of material non-public information;

                  (g) During the Term of this Agreement and for a period of two year thereafter, the Consultant shall treat as the Company's confidential trade secrets all data, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing, such trade secrets shall include: the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing; the Company's estimating and costing procedures and the cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required of the Company by any of its suppliers or potential suppliers; the Company's sales and promotional policies; and all information relating to entertainment programs or properties being produced or otherwise developed by the Company. The Consultant shall not reveal said trade secrets to others except in the proper exercise of its duties for the Company, or use their knowledge thereof in any way that would be detrimental to the interests of the Company, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was
(i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order. The Consultant shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and:

                  (h) Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or if a breach of any of the representations and warranties made by the Consultant herein occurs.

         9.       The Company makes the following representations:

                  (a) The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission.

                  (b) The Company is in good standing in its state of incorporation, Missouri.

                  (c) The Company is a "reporting company" under the Securities Act of 1934 and has timely filed all of its required reports, except for its Form 10-KSB for the year ended July 31, 1998 and its Form 10-QSB for the quarter ended October 31, 1998.

                  (d) The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

         10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

         11. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

         13. Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

                           Company:
                           American Artists Film Corporation
                           6600 Peachtree Dunwoody Road, Bldg. 600, Suite 250 Atlanta, Georgia 30328
                           Attn:  Steven D. Brown

                           Consultant:
                           Fontenelle, LLC
                           345 North Maple Drive, Suite 358
                           Beverly Hills, California 90210
                           Attn:  Steven Antebi

or at such other location as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

         14. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

         15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia, without giving effect to conflicts of laws.

         16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

         17. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

         18. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

         19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

         20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                    AMERICAN ARTISTS FILM CORPORATION



                                    By:    /s/ Steven D. Brown
                                        --------------------------------------
                                        Steven D. Brown, CEO


                                    FONTENELLE, LLC



                                    By:    /s/ Steven Antebi
                                        --------------------------------------
                                        Steven Antebi, Authorized Officer

                              CONSULTING AGREEMENT

         This agreement ("Agreement") is made and entered into this 19th day of February, 1999 between American Artists Film Corporation, a Missouri corporation (the "Company") and F T Enterprises, Inc. ("Consultant"), a Nevada corporation.

                                    RECITALS

         A. The Company is a multi-faceted entertainment company committed to the creation, production and distribution of original, innovative programming and films for a variety of media. The Company has also developed a concept for the installation and operation of a network of large screen video display ("LSVD") units.

         B. The Consultant is generally knowledgeable in the areas of business operations and plan implementation, possesses a high level of experience in the entertainment/LSVD industry and is experienced in evaluating and developing strategic business plans.

         C. The Company wishes to engage the Consultant on a nonexclusive basis as an independent contractor to utilize Consultant's general business and entertainment/LSVD industry experience and contacts and to further develop and refine its strategic business plan.

         D. The Consultant is willing to be so retained on the terms and conditions as set forth in this Agreement.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

         1. Engagement. The Company hereby retains and engages Consultant to perform the following consulting services (the "Consulting Services"):

                  a. Review and evaluate the Company's current business plan and remain knowledgeable about the contents thereof;

                  b. Work with the Company's management to develop and prepare a detailed strategic business plan as well as periodically revise said plan as required during the Term of this Agreement;

                  c. Provide general strategic advice and consultation to the Company's management on all matters pertaining to the business of the Company, and;

                  d. Provide introductions to entertainment/LSVD industry contacts.

         2. Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing any and all capital formation and/or public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing.

         3. Consideration. As full and complete consideration for the performance by the Consultant of the Consulting Services, the Company will issue to the Consultant 400,000 shares of the Company's Class A common stock, $0.001 par value (the "Shares"). In the event that Consultant does not completely perform the Consulting Services (for any reason, including the death or incapacity of Consultant), then for each month that Consultant does not perform the Consulting Services during the Term, one sixth (1/6) of the Shares (as adjusted for stock splits, reverse stock splits, stock dividends or distributions or other reclassifications of the Company's capital stock) shall be returned to the Company and canceled. Consultant agrees to purchase shares in the open market, if necessary, to fulfill such obligation to return shares to the Company.

                   The Shares will be issued as soon as practicable following execution of this Agreement and the filing of a registration statement under the Securities Act of 1933, as amended, on Form S-8 (or other available form) covering the issuance of the Shares to Consultant.

         4. Term. This Agreement shall be effective for a term of six (6) months starting from the date first written above unless sooner terminated upon mutual written agreement of the parties hereto.

         5. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement from the Company unless such expenses are pre-approved by the Company.

         6. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any terms of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

         7. Company's Liability. The Consultant agrees to defend, indemnify, and hold the Company harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

         8. Representations. The Consultant makes the following representations:

                  (a) Consultant has no prior or existing legally binding obligations that are in conflict with its entering into this Agreement;

                  (b) Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;

                  (c) Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

                  (d) Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

                  (e) Consultant is either properly registered as, or exempt from registration, as a broker-dealer or an investment advisor;

                  (f) Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that it has implemented internal control procedures designed to reasonably to insure that it and none of its employees, agents, consultants or affiliates, trade in the securities of client companies while in possession of material non-public information;

                  (g) During the Term of this Agreement and for a period of two year thereafter, the Consultant shall treat as the Company's confidential trade secrets all data, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing, such trade secrets shall include: the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing; the Company's estimating and costing procedures and the cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required of the Company by any of its suppliers or potential suppliers; the Company's sales and promotional policies; and all information relating to entertainment programs or properties being produced or otherwise developed by the Company. The Consultant shall not reveal said trade secrets to others except in the proper exercise of its duties for the Company, or use their knowledge thereof in any way that would be detrimental to the interests of the Company, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was
(i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order. The Consultant shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and;

                  (h) Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or if a breach of any of the representations and warranties made by the Consultant herein occurs.

         9.       The Company makes the following representations:

                  (a) The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission.

                  (b) The Company is in good standing in its state of incorporation, Missouri.

                  (c) The Company is a "reporting company" under the Securities Act of 1934 and has timely filed all of its required reports, except for its Form 10-KSB for the year ended July 31, 1998 and its Form 10-QSB for the quarter ended October 31, 1998.

                  (d) The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

         10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

         11. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

         13. Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

                           Company:
                           American Artists Film Corporation
                           6600 Peachtree Dunwoody Road, Bldg. 600, Suite 250 Atlanta, Georgia 30328
                           Attn:  Steven D. Brown

                           Consultant:
                           F T Enterprises, Inc.
                           345 North Maple Drive, Suite 358
                           Beverly Hills, California 90210
                           Attn:  David Antebi

or at such other location as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

         14. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

         15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia, without giving effect to conflicts of laws.

         16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

         17. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

         18. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

         19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

         20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                  AMERICAN ARTISTS FILM CORPORATION



                                  By:       /s/ Steven D. Brown
                                     -----------------------------------------
                                     Steven D. Brown, CEO


                                  F T ENTERPRISES, INC.



                                  By:     /s/ David Antebi
                                     -----------------------------------------
                                     David Antebi, Authorized Officer